Exhibit 10.2

1010 Stony Hill Road, Suite 200

Yardley, PA 19067

Tel: 215.702.8550

March 13, 2017

Jerome Zeldis, M.D., Ph.D.

151 Library Place

Princeton, NJ 08540

Re: Side Letter - Securities Purchase Agreement

Reference is made to that certain Securities Purchase Agreement, dated as of February 27, 2017 (the “Purchase Agreement”), by and between Alliqua BioMedical, Inc., a Delaware corporation (the “Company”), and Dr. Jerome Zeldis (the “Holder”), pursuant to which the Company issued and sold to the Holder, and the Holder purchased from the Company, 400,000 shares of common stock of the Company. All capitalized terms in this letter (the “Letter Agreement”) shall have the meanings assigned to them under the Purchase Agreement, unless otherwise defined herein.

By signature and countersignature below, the Company and the Holder agree to the following:

1)	Conditional Waiver of MFN. Effective as of February 27, 2017, the provisions of Section 4.15 of the Purchase Agreement shall be waived solely to the extent that the MFN Adjustment would cause the effective Per Share Purchase Price, after taking into account the MFN Adjustment, to be less than the closing bid price of the Common Stock on February 27, 2017 (the “Market Price”) until the earlier of (i) the Company obtaining stockholder approval of resolutions approving the issuance of any securities to the Holder as a result of the MFN Adjustment that would cause the effective Per Share Purchase Price, after taking into account the MFN Adjustment, to be less than the Market Price pursuant to Nasdaq Listing Rule 5635(c) (the “MFN Stockholder Approval”) or (ii) or a Change of Control (as hereinafter defined). If as a result of any MFN Adjustment, the issuance of any Company securities to the Holder would result in the effective Per Share Purchase Price, after taking into account the MFN Adjustment, to be less than the Market Price, and the Company shall not have previously obtained MFN Stockholder Approval, then the Company shall issue to the Holder such number of Company securities as may be issued to the Holder without causing the effective Per Share Purchase Price, after taking into account the MFN Adjustment, to be less than the Market Price, and, with respect to the remaining securities that would otherwise be issuable to the Holder as a result of the MFN Adjustment, such securities shall be held in abeyance until MFN Stockholder Approval has been obtained or the occurrence of a Change of Control. “Change of Control” means any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization in which the Company shall not be the continuing or surviving entity of such reorganization or any transaction or series of related transactions by the Company in which in excess of 50% of the Company’s voting power is transferred, or a sale of all or substantially all of the assets of the Company, other than any transaction or series of related transactions which is primarily for the purpose of financing the Company or a reincorporation of the Company.

2)	Shareholder Approval.

a.	The Company shall provide each Company stockholder entitled to vote at an annual or special meeting of stockholders of the Company (the “Stockholder Meeting”), which meeting shall be promptly called and held no later than May 31, 2017 (the “Stockholder Meeting Deadline”), a proxy statement meeting the requirements of Section 14 of the Securities Exchange Act of 1934, as amended, and the related rules and regulations promulgated thereunder (the “Proxy Statement”) soliciting the MFN Stockholder Approval in accordance with applicable law, the rules and regulations of the NASDAQ Stock Market, the Company's certificate of incorporation and bylaws and the General Corporation Law of the State of Delaware, and the Company shall use its reasonable best efforts to solicit the MFN Stockholder Approval and to cause the board of directors of the Company to recommend to the Company stockholders that they approve the MFN Stockholder Approval.

b.	The Proxy Statement shall be in a form reasonably acceptable to the Holder and accordingly, the Company shall provide the Holder with reasonable opportunity to review and comment on the Proxy Statement. The Company shall keep the Holder apprised of the status of matters relating to the Proxy Statement and the Stockholder Meeting, including promptly furnishing the Holder with copies of notices or other communications related to the Proxy Statement, the Stockholder Meeting or the transactions contemplated hereby received by the Company from the Commission or the NASDAQ Stock Market. If the MFN Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held every three (3) months thereafter until such MFN Stockholder Approval is obtained.

3)	Integration. Except as otherwise modified pursuant to the paragraphs above, no other changes or modifications to the Purchase Agreement are intended or implied and in all other respects the Purchase Agreement are specifically deemed ratified, restated and confirmed by the parties hereto, effective as of the date hereof. To the extent that there exists any conflict between the terms of this Letter Agreement and the Purchase Agreement, the terms of this Letter Agreement shall control. This Letter Agreement together with the Purchase Agreement shall be read and construed as one agreement.

Please return an executed, counter-signed copy of this Letter Agreement to the Company.

[Signature Page Follows]

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[Signature Page to Side Letter]

Very truly yours,

Alliqua BioMedical, Inc.

By:	/s/ Brian M. Posner
Name:	Brian M. Posner
Title:	CFO

Acknowledged and Agreed:

Jerome Zeldis, M.D., Ph.D.:

/s/ Jerome Zeldis

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